SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of report (Date of earliest event reported): May 18, 1998

                            LNR PROPERTY CORPORATION
             (Exact name of Registrant as Specified in its Charter)

  Delaware                          1-13223                    65-0777234
(State or Other                   (Commission                (IRS Employer
Jurisdiction of                   File Number)            Identification Number)
Incorporation)

                           760 Northwest 107th Avenue
                              Miami, Florida 33172
               (Address of Principal Executive Offices) (Zip Code)

               Registrant's telephone number, including area code:
                                 (305) 485-2000

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         This Form 8-K/A amends the Form 8-K filed on May 18, 1998 to report the acquisition of the Affordable Housing Group. This Form 8-K/A includes both the financial statements of the Affordable Housing Group as well as the pro forma consolidated financial statements of LNR Property Corporation and subsidiaries and the Affordable Housing Group.

         On February 18, 1998, LNR Property Corporation ("LNR" or the "Company"), a Delaware corporation, entered into an agreement (the "Purchase and Sale Agreement") to purchase from Pacific Harbor Capital, Inc., a wholly-owned subsidiary of PacifiCorp, controlling interests in a group of entities as well as certain direct partnership interests, known as the Affordable Housing Group ("AHG"), which own multi-family and senior housing properties, many of which qualify for low-income tax credits under Section 42 of the Internal Revenue Code.

         On May 1, 1998, LNR completed the purchase of certain interests in entities which own 36 of the properties. Acquisitions of interests in entities which own the remaining six properties are expected to close during the third quarter. The aggregate amount of consideration will be approximately $80 million, subject to certain post-closing adjustments, plus the assumption of approximately $45 million of future equity commitments. The source of funds for the acquisition is the Company's unsecured revolving credit facility.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(A)   FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

      Affordable Housing Group

      Consolidated Financial Statements for the Year Ended December 31, 1997 and Independent Auditors' Report

(B)   PRO FORMA FINANCIAL INFORMATION

      (1) Unaudited Pro Forma Consolidated Condensed Financial Information
      (2) Unaudited Pro Forma Consolidated Condensed Balance Sheet as of February 28, 1998
      (3) Unaudited Pro Forma Consolidated Condensed Statement of Earnings for the Three Months Ended February 28, 1998
      (4) Unaudited Pro Forma Consolidated Condensed Statement of Earnings for the Year Ended November 30, 1997
      (5) Notes to Unaudited Pro Forma Consolidated Condensed Financial Information

    AFFORDABLE HOUSING GROUP

    CONSOLIDATED FINANCIAL STATEMENTS FOR
    THE YEAR ENDED DECEMBER 31, 1997
    AND INDEPENDENT AUDITORS' REPORT

INDEPENDENT AUDITORS' REPORT

To the Partners
Affordable Housing Group (a Division of
  Pacific Harbor Capital, Inc.):

We have audited the accompanying consolidated balance sheet of Affordable Housing Group (a Division of Pacific Harbor Capital, Inc.) as of December 31, 1997, and the related consolidated statements of operations, parent company investment, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying consolidated financial statements have been prepared from the separate records maintained by Affordable Housing Group and may not necessarily be indicative of the conditions that would have existed or the results of operations if Affordable Housing Group had been operated as an unaffiliated company. Portions of certain income and expenses represent allocations made from parent company items applicable to the company as a whole.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Affordable Housing Group at December 31, 1997, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.


Deloitte & Touche LLP

May 15, 1998

AFFORDABLE HOUSING GROUP

CONSOLIDATED BALANCE SHEET
DECEMBER 31, 1997
---------------------------------------------------------------

ASSETS

Cash and cash equivalents                         $   3,384,305
Restricted cash                                      16,307,598
Investments in real estate, net                     274,529,039
Other assets                                          1,332,134
                                                  -------------
TOTAL                                             $ 295,553,076
                                                  =============

LIABILITIES AND PARENT COMPANY INVESTMENT

LIABILITIES:
  Accounts payable and accrued expenses           $  16,824,849
  Mortgage notes payable                            172,648,884
  Developer notes payable                            16,589,356
  Other liabilities                                   1,108,681
  Deferred revenue                                   18,618,653
                                                  -------------
           Total liabilities                        225,790,423

MINORITY INTERESTS                                   27,758,303

PARENT COMPANY INVESTMENT                            42,004,350
                                                  -------------
TOTAL                                             $ 295,553,076
                                                  =============

See notes to consolidated financial statements.

AFFORDABLE HOUSING GROUP

CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 1997
------------------------------------------------------------------

REVENUES:
  Rental income                                      $ 23,707,088
  Interest income                                         452,266
  Other income                                          6,089,747
                                                     ------------
           Total revenues                              30,249,101
                                                     ------------
COSTS AND EXPENSES:
  Cost of rental operations                            12,795,799
  Depreciation and amortization                         8,445,119
  General and administrative                            3,941,740
                                                     ------------
           Total costs and expenses                    25,182,658
                                                     ------------
OPERATING EARNINGS                                      5,066,443

INTEREST EXPENSE                                      (10,269,771)
                                                     ------------
LOSS BEFORE INCOME TAX BENEFIT AND ALLOCATION
  OF LOSS TO MINORITY INTERESTS                        (5,203,328)

ALLOCATION OF LOSS TO MINORITY INTERESTS                1,607,820
                                                     ------------
LOSS BEFORE INCOME TAX BENEFITS                        (3,595,508)

INCOME TAX BENEFITS                                    14,800,777
                                                     ------------
NET INCOME                                           $ 11,205,269
                                                     ============

See notes to consolidated financial statements.

AFFORDABLE HOUSING GROUP

CONSOLIDATED STATEMENT OF PARENT COMPANY INVESTMENT
YEAR ENDED DECEMBER 31, 1997
-------------------------------------------------------------------

BALANCE AT JANUARY 1, 1997                             $ 39,122,403

  Net income                                             11,205,269

  Advances to parent company                             (8,323,322)
                                                       ------------
BALANCE AT DECEMBER 31, 1997                           $ 42,004,350
                                                       ============

See notes to consolidated financial statements.

AFFORDABLE HOUSING GROUP

CONSOLIDATED STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 31, 1997

--------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                  $ 11,205,269
  Adjustments to reconcile net income to net cash and cash
    equivalents provided by operating activities:
      Depreciation and amortization                              8,445,119
      Amortization of syndication revenue                       (3,384,264)
      Minority interests                                        (1,607,820)
      Changes in:
        Other assets and restricted cash                       (12,324,096)
        Accounts payable and accrued expenses                    7,836,382
        Other liabilities and deferred revenue                   1,378,322
                                                              ------------
           Cash provided by operating activities                11,548,912
                                                              ------------
CASH FLOWS USED IN INVESTING ACTIVITIES:
  Additions to investments in real estate                      (67,876,389)
                                                              ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from borrowings                                      64,980,438
  Payments on mortgage notes payable                            (1,387,215)
  Capital contributions from minority interests                  2,974,087
  Advances to parent company                                    (9,083,822)
                                                              ------------
           Cash provided by financing activities                57,483,488
                                                              ------------
INCREASE IN CASH AND CASH  EQUIVALENTS                           1,156,011

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                     2,228,294
                                                              ------------
CASH AND CASH EQUIVALENTS, END OF YEAR                        $  3,384,305
                                                              ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION -
  Cash paid for interest (net of capitalized interest)        $ 10,269,771
                                                              ============

See notes to consolidated financial statements.

AFFORDABLE HOUSING GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 1997
--------------------------------------------------------------------------------

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      DESCRIPTION OF BUSINESS - Affordable Housing Group (the "Company") is a division of Pacific Harbor Capital, Inc. ("Pacific Harbor"). Pacific Harbor is a wholly-owned subsidiary of PacifiCorp Financial Services Company ("PacifiCorp Financial"), which in turn is wholly-owned by PacifiCorp Group Holdings ("Group"). Pacific Harbor, PacifiCorp Financial, and Group are collectively referred to as the "Parent Company." The Company invests in partnerships (the "Partnerships") that own and operate low income multi-family residential rental properties mainly in Oregon, Washington, Idaho, Nevada, Florida, Pennsylvania, and New Mexico (the "Projects") that qualify for an allocation of Low-Income Housing Tax Credits under Section 42 of the Internal Revenue Code.

      Each of the Projects' buildings has qualified and been allocated low-income housing tax credits pursuant to Internal Revenue Code Section 42 which regulates the use of the Projects as to occupant eligibility and unit gross rent, among other requirements. Each building in the Projects must meet the provisions of these regulations during each of ten consecutive years in order to continue to qualify to receive the tax credits. Failure to comply with occupant eligibility and/or unit gross rent or to correct noncompliance within a specified time period could result in recapture of previously taken low-income housing tax credits plus interest.

      In May 1998, affiliates of LNR Property Corporation ("LNR") began acquiring the Parent Company's interests in the Partnerships and other related entities which comprise the Company.

      BASIS OF PRESENTATION - The consolidated financial statements of the Company have been prepared and are presented to reflect the Company as a separate entity and have been extracted from the financial statements of Pacific Harbor using Pacific Harbor's historical results of operations and historical cost basis of its assets and liabilities of the business being operated by the Company. The assets, liabilities and results of operations of partnerships in which the Company has a controlling interest have been consolidated. All significant intercompany transactions and balances have been eliminated.

      Expenses which related both to the businesses operated by the Company and the businesses retained by Pacific Harbor have been allocated on a basis which the Company believes is reasonable. However, the expenses allocated to the Company are not necessarily the same as those the Company would have incurred if it had operated independently and, in general, the results of operations, financial position and cash flows reflected in the consolidated financial statements of the Company are not necessarily the same as those which would have been realized if the Company had been operated independently of Pacific Harbor during the periods to which those financial statements relate.

      INVESTMENTS IN REAL ESTATE - Investments in real estate is recorded at cost. Depreciation is computed on the straight-line method based on the estimated useful lives of the individual assets: 27.5 - 40 years for buildings and improvements and 7 years for furnishings and equipment. For the year ended December 31, 1997, approximately $1,950,000 of interest has been capitalized as part of the basis of land and buildings under construction.

     In accordance with Statement of Financial Accounting Standards ("SFAS") No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF, management reviews investments in real estate for possible impairment whenever events or circumstances indicate the carrying amount of an asset may not be recoverable. If there is an indication of impairment, management prepares an estimate of future cash flows (undiscounted and without interest charges) expected to result from the use of the asset and its eventual disposition. If these cash flows are less than the carrying amount of the asset, an impairment loss is recognized to write down the asset to its estimated fair value. Preparation of estimated expected future cash flows is inherently subjective and is based on management's best estimate of assumptions concerning expected future conditions.

      DEFERRED REVENUE - The Company sells interests in certain of its partnerships to third-party investors. Typically, the Company retains a 20% or less limited partnership interest and acts as the general partner while providing indemnifications related to qualifications for the federal low-income housing credits, guarantees of returns, and deficit funding obligations to the limited partners. No gain is recognized upon sale of these interests and the partnerships continue to be consolidated. Consideration is deferred and amortized over the life of the guarantee and deficit funding obligations.

      INCOME TAXES - are accounted for in accordance with SFAS No. 109, ACCOUNTING FOR INCOME TAXES. Under SFAS No. 109, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities, and are measured by using enacted tax rates expected to apply to taxable income in the years in which those differences are expected to reverse.

      The Company, through Pacific Harbor and PacifiCorp Financial, has entered into a tax-sharing agreement with the Group. Under the terms of the agreement, the Group receives or pays the current provision or benefit to the Company including the low-income housing credits.

      RESTRICTED CASH - The Company is required to maintain various cash accounts through stipulations included in the respective loan and partnership agreements. At December 31, 1997, the restricted cash balances, of which $15,178,463 was held by various outside parties such as trustees, were comprised of the following:

         Construction bond proceeds                           $ 12,604,408
         Tenant security deposits                                1,069,177
         Insurance and tax reserve                               1,059,126
         Replacement reserve                                     1,185,840
         Other                                                     389,047
                                                              ------------
                    Total restricted cash                     $ 16,307,598
                                                              ============

      FAIR VALUE OF FINANCIAL INSTRUMENTS - The estimated fair values of financial instruments have been determined by management using available market information and appropriate valuation methods. Considerable judgment is required in interpreting market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Company could realize or incur in a current market exchange. The use of different market assumptions and/or estimation methods may have a material effect on the estimated fair value amounts. The Company's financial instruments consist of cash and cash equivalents, accounts payable, and mortgage and developer notes payable. The carrying amount of cash and cash equivalents and accounts payable are reasonable estimates of fair value due to their short-term nature. The fair value of the mortgage and developer notes payable has been estimated using borrowing rates currently available to the Company for similar terms. The carrying value of the mortgage and developer notes payable approximates fair value.

      USE OF ESTIMATES - The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and the related notes. Actual results could differ from those estimates.

2.    INVESTMENTS IN REAL ESTATE, Net

      Investments in real estate, net consisted of the following:

         Land                                                   $ 27,386,983
         Buildings and improvements                              200,696,604
         Furnishings and equipment                                10,872,633
         Construction in progress                                 71,331,362
                                                                ------------
                    Total                                        310,287,582

         Less accumulated depreciation                           (35,758,543)
                                                                ------------
                    Total investments in real estate, net       $274,529,039
                                                                ============

3.    MORTGAGE NOTES PAYABLE

      Mortgage notes payable consisted of the following at December 31, 1997:

         Mortgage notes on operating properties with fixed interest rates from
           7.5% to 11%, due through February 1, 2031.                               $ 127,211,390

         Mortgage notes on operating properties with floating interest rates (8.5%
           to 9.5% at December 31, 1997), due upon completion of construction.         31,484,425

         Mortgage notes on operating properties due Pacific Harbor Capital, Inc.
           with fixed interest rates from 7.5% to 11% due through February 1, 2031.    10,903,270

         Mortgage notes on operating properties due Pacific Harbor Capital, Inc.
           with variable interest rates (8.5% to 9.5% at December 31, 1997),
           due upon completion of construction.                                         3,049,799
                                                                                    -------------
                                                                                    $ 172,648,884
                                                                                    =============

      Minimum principal payments on mortgage notes payable as of December 31, 1997 are as follows:

            YEAR ENDING
           DECEMBER 31,

               1998                                          $ 12,715,000
               1999                                             8,864,000
               2000                                             2,020,000
               2001                                             2,169,000
               2002                                             2,301,000
            Thereafter                                        144,579,884
                                                             ------------
                    Total                                    $172,648,884
                                                             ============

      The Company's investments in real estate are pledged as collateral to the mortgage notes payable.

      The Company has entered into interest rate swaps to manage its interest rate risk. Under various agreements, the Company agrees with other parties to exchange, at specified intervals, the difference between fixed-rate and variable-rate interest amounts calculated by reference to an agreed notional principal amount. At December 31, 1997, the Company had agreements with a notional amount totaling $21,000,000 to pay a weighted-average fixed rate of 8.4% and receive LIBOR.

      In addition, the Company has entered into an agreement in the form of a swap agreement with certain partners to cap its monthly debt service requirement on a partnership that had an outstanding loan of $13,000,000 at December 31, 1997.

4.    DEVELOPER NOTES PAYABLE

      Certain of the Company's consolidated partnerships have entered into notes payable with the developers of Projects. These notes payable are generally for fees and other amounts due the developer. The notes bear interest at fixed rates ranging from 3.0% to 13.5% and repayment of principal and interest is based on the properties' available cash flow, as defined.

5.    INCOME TAXES

      The Company is included in the consolidated federal income tax return of the Group. The income tax provision included in these consolidated financial statements reflects the historical income tax provision and temporary differences attributable to the operations of the Company on a separate return basis.

      The components of the provision (benefit) for income taxes consisted of the following at December 31, 1997:

         Current                                             $ (13,997,397)
         Deferred                                                 (803,380)
                                                             -------------
                    Total                                    $ (14,800,777)
                                                             =============

      Deferred income taxes, which are recorded in parent company investment, reflect the net tax effects of temporary differences between the carrying amounts of the assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The tax effected temporary differences at December 31, 1997 are as follows:

         Deferred revenues                                    $   877,786
         Depreciable assets - investments in real estate          758,188
         Amortizable assets                                        80,913
                                                              -----------
         Net deferred tax asset                               $ 1,716,887
                                                              ===========

      Based on management's assessment, it is more likely than not that the deferred tax assets will be realized through future taxable income or payments under the tax-sharing agreement.

      A reconciliation of the statutory rate to the effective tax rate is as follows:

         Income tax at statutory rate                         $ (1,258,428)
         State income taxes, net of federal benefit               (143,820)
         Low-income housing credits                            (13,398,529)
                                                              ------------
                                                              $(14,800,777)
                                                              ============

6.    MINORITY INTERESTS

      Minority interests relate to the third-party ownership in partnerships in which the Company has a controlling interest. For financial reporting purposes, the partnership's assets, liabilities, and operations are consolidated with those of the Company, and the other partners' interest in the partnerships are included in the Company's consolidated financial statements as minority interests.

7.    RELATED PARTY TRANSACTIONS

      During the year ended December 31, 1997, the parent company provided various general and administrative services to the Company including: data processing, treasury, legal, human resources, payroll, accounting, risk management, rent, and others. Costs for these services are designed to approximate the actual costs incurred by the Company to render these services. Management believes the methods used to determine these costs are reasonable; however, such costs may not be representative of those which would be incurred if the Company had operated as an independent entity during the period presented. Charges for these costs are included in general and administrative expenses and amounted to approximately $1,200,000 for the year ended December 31, 1997.

8.    COMMITMENTS AND CONTINGENCIES

      Under the terms of the various partnership agreements, the Company is required to make additional capital contributions of up to $41,865,783 as of December 31, 1997. The general partners of the partnerships have a right to call for the capital contributions for investment in the partnerships or for payment of partnership operating expenses or fees.

      Pursuant to certain partnership agreements, the Company has guaranteed minimum returns to certain limited partners and has agreed to fund deficits, if any, resulting from the properties' insufficient cash flow to meet its obligations. The Company is committed under a letter of credit to provide certain guarantees as discussed above. The outstanding letter of credit under this arrangement was $11,614,000 at December 31, 1997.

      The Company is subject to various claims, legal actions, and complaints in the normal course of business. In the opinion of management, the disposition of these matters will not have a material adverse effect on the Company's financial position, results of operations, or cash flows.

                                   * * * * * *

        UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL INFORMATION

         The following unaudited pro forma consolidated condensed balance sheet of LNR Property Corporation and subsidiaries as of February 28, 1998 and the unaudited pro forma consolidated condensed statements of earnings for the three months ended February 28, 1998 and the year ended November 30, 1997, have been prepared to reflect (1) the Company's acquisition of Affordable Housing Group (the "AHG Acquisition") and (2) the spin-off (the "Spin-off") of the Company from Lennar Corporation which was effective October 31, 1997. The pro forma consolidated condensed financial statements have been prepared assuming that all of AHG (all interests relative to the 42 properties) have been acquired. Pro forma financial information related to the Spin-off has previously been supplied in the Company's filings and is presented here to provide a more meaningful comparison of the results of operations between the periods.

         The unaudited pro forma consolidated condensed balance sheet has been prepared as if the AHG Acquisition had occurred on February 28, 1998 and the unaudited pro forma consolidated condensed statements of earnings for the three month period ended February 28, 1998 and for the year November 30, 1997 have been prepared as if the AHG Acquisition and the Spin-off had occurred on December 1, 1996. The unaudited pro forma financial statements have been prepared utilizing the accounting policies outlined in the historical financial statements included in the Company's Annual Report on Form 10-K for the year ended November 30, 1997. The AHG Acquisition is accounted for using the purchase method of accounting.

         The pro forma financial statements have been prepared under the Securities and Exchange Commission ("SEC") rules. As a result, the pro forma acquisition adjustments assume interest expense was incurred for the year ended November 30, 1997 and the three month period ended February 28, 1998 on the full amount of consideration paid for the AHG Acquisition. Although the SEC requires that interest expense be included on the full amount of consideration paid, the amount of consideration and therefore the interest expense would have been lower had AHG been acquired by the Company at the beginning of the periods presented due to the amount of tax credits that were available to purchase at those times. Therefore, management believes that the accompanying pro forma statements of earnings are not indicative of the results that AHG is expected to achieve as a result of the acquisition.

         The following information should be read in conjunction with the Company's consolidated financial statements and the notes thereto, Management's Discussion and Analysis of Financial Condition and Results of Operations and other financial information included in its Annual Report on Form 10-K for the year ended November 30, 1997 and its Quarterly Report on Form 10-Q for the quarter ended February 28, 1998. The unaudited pro forma consolidated condensed financial statements do not necessarily reflect what the results of operations and financial position would have been had the AHG Acquisition and the Spin-off occurred as assumed in preparing the unaudited pro forma consolidated condensed financial statements, nor do they necessarily reflect the future results or financial position of the Company.

                                             LNR PROPERTY CORPORATION AND SUBSIDIARIES
                                      UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                                                         FEBRUARY 28, 1998
                                                           (IN THOUSANDS)



                                                                THE COMPANY         AHG           PRO FORMA
                                                                 HISTORICAL      HISTORICAL      ADJUSTMENTS        PRO FORMA
                                                              --------------  --------------  --------------    -------------
                               ASSETS

Cash and cash equivalents                                          $ 14,486           2,276          (1,329)(a)        15,433
Restricted cash                                                      48,303          26,139                            74,442
Investment securities                                               320,659               -                           320,659
Mortgage loans, net                                                  89,418               -                            89,418
Operating properties and equipment, net                             283,544         283,113         (93,460)(a)       470,271
                                                                                                     (2,926)(e)
Land held for investment                                             80,040               -                            80,040
Investments in and advances to partnerships                         182,006               -          13,899 (e)       195,905
Deferred income taxes                                                23,376               -           2,719 (e)        26,095
Other assets                                                         49,911           8,268          (6,024)(a)        52,201
                                                                                                         46 (e)
                                                              --------------  --------------  --------------    --------------
Total assets                                                    $ 1,091,743         319,796         (87,075)        1,324,464
                                                              ==============  ==============  ==============    ==============

                LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Accounts payable                                                    $ 5,363           4,178          (1,864)(a)         7,677
Accrued expenses and other liabilities                               47,682          18,229          (1,349)(a)        55,309
                                                                                                     (9,253)(e)
Mortgage notes and other debts payable                              429,716         198,982         (59,186)(a)       649,419
                                                                                                     79,907 (b)
                                                              --------------  --------------  --------------    --------------
Total liabilities                                                   482,761         221,389           8,255           712,405
                                                              --------------  --------------  --------------    --------------

Minority interests                                                   22,778          27,021         (23,944)(a)        25,855
                                                              --------------  --------------  --------------    --------------


Parent Company investment                                                 -          71,386         (14,470)(a)             -
                                                                                                    (79,907)(b)
                                                                                                     22,991 (e)
Stockholders' equity
Common stock                                                          3,613               -                             3,613
Additional paid-in capital                                          544,548               -                           544,548
Retained earnings                                                    16,552               -                            16,552
Unrealized gain on available-for-sale securities, net                21,491               -                            21,491
                                                              --------------  --------------  --------------    --------------
Total stockholders' equity                                          586,204               -               -           586,204
                                                              --------------  --------------  --------------    --------------
Total liabilities and stockholders' equity                      $ 1,091,743         319,796         (87,075)        1,324,464
                                                              ==============  ==============  ==============    ==============

See accompanying notes to unaudited pro forma consolidated condensed financial statements.

                                       LNR PROPERTY CORPORATION AND SUBSIDIARIES
                             UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF EARNINGS
                                       FOR THE THREE MONTHS ENDED FEBRUARY 28, 1998
                                         (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                        THE COMPANY          AHG            PRO FORMA
                                                        HISTORICAL        HISTORICAL       ADJUSTMENTS         PRO FORMA
                                                       -------------     -------------     -------------     ---------------
Revenues
     Rental income                                         $ 14,594             6,503            (2,514) (a)         18,583
     Equity in earnings of partnerships                      16,940                 -              (533) (a)         16,407
     Interest income                                          9,740               174                                 9,914
     Gains on sales of:
       Real estate                                            6,526                 -                                 6,526
       Investment securities                                  1,386                 -                                 1,386
     Management fees                                          2,094                 -                                 2,094
     Other, net                                                 558             1,112               (63) (a)            761
                                                                                                   (846) (e)
                                                       -------------     -------------     -------------     ---------------
     Total revenues                                          51,838             7,789            (3,956)             55,671
                                                       -------------     -------------     -------------     ---------------

Costs and expenses
     Cost of rental operations                                9,111             3,641            (1,276) (a)         11,476
     General and administrative                               6,053             1,054               150  (d)          7,257
     Minority interests                                       1,837              (401)               96  (a)          1,532
     Depreciation                                               533             2,379              (895) (a)          2,197
                                                                                                    180  (e)
                                                       -------------     -------------     -------------     ---------------
     Total costs and expenses                                17,534             6,673            (1,745)             22,462
                                                       -------------     -------------     -------------     ---------------

Operating earnings/(loss)                                    34,304             1,116            (2,211)             33,209
     Interest expense                                         7,058             3,504            (1,121) (a)         10,173
                                                                                                  1,406  (b)
                                                                                                   (637) (c)
                                                                                                    (37) (e)
                                                       -------------     -------------     -------------     ---------------

Earnings/(loss) before income taxes                          27,246            (2,388)           (1,822)             23,036

Income tax benefit/(expense)                                (10,626)            5,091              (347) (a)         (5,171)
                                                                                                    711  (f)
                                                       -------------     -------------     -------------     ---------------

Net earnings/(loss)                                        $ 16,620             2,703            (1,458)             17,865
                                                       =============     =============     =============     ===============

Net earnings per share:

     Basic                                                    $0.46                                                   $0.49
                                                       =============                                         ===============
     Diluted                                                  $0.46                                                   $0.49
                                                       =============                                         ===============

Weighted average pro forma share outstanding:

     Basic                                                   36,129                                                  36,129
                                                       =============                                         ===============
     Diluted                                                 36,269                                                  36,269
                                                       =============                                         ===============

See accompanying notes to unaudited pro forma consolidated condensed financial statements.

                                                 LNR PROPERTY CORPORATION AND SUBSIDIARIES
                                      UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF EARNINGS
                                                    FOR THE YEAR ENDED NOVEMBER 30, 1997
                                                  (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                           PRO FORMA          PRO FORMA
                                           THE COMPANY        AHG         ACQUISITION          SPIN-OFF
                                           HISTORICAL       HISTORICAL     ADJUSTMENTS        ADJUSTMENTS           PRO FORMA
                                          -------------    -------------   -------------      -------------      ----------------
Revenues
     Rental income                            $ 56,334           23,707         (10,098) (a)                              69,943
     Equity in earnings of partnerships         30,149                -          (1,356) (a)        13,292  (g)           42,085
     Interest income                            41,446              452                                                   41,898
     Gains on sales of:
       Real estate                              18,076                -                                                   18,076
       Investment securities                     5,359                -                                                    5,359
     Management fees                            13,385                -                                                   13,385
     Other, net                                  2,734            6,090          (1,088) (a)                               4,352
                                                                                 (3,384) (e)
                                          -------------    -------------   -------------      -------------      ----------------
     Total revenues                            167,483           30,249         (15,926)            13,292               195,098
                                          -------------    -------------   -------------      -------------      ----------------

Costs and expenses
     Cost of rental operations                  35,767           12,796          (5,099) (a)                              43,464
     General and administrative                 26,346            3,942             600  (d)        (4,408) (h)           26,480
     Minority interests                            238           (1,608)            385  (a)                                (985)
     Depreciation                                6,060            8,445          (3,808) (a)                              11,417
                                                                                    720  (e)
                                          -------------    -------------   -------------      -------------      ----------------
     Total costs and expenses                   68,411           23,575          (7,202)            (4,408)               80,376
                                          -------------    -------------   -------------      -------------      ----------------

Operating earnings/(loss)                       99,072            6,674          (8,724)            17,700               114,722
     Interest expense                           26,584           10,270          (4,434) (a)        (2,100) (i)           34,721
                                                                                  5,572  (b)
                                                                                 (1,021) (c)
                                                                                   (150) (e)
                                          -------------    -------------   -------------      -------------      ----------------

Earnings/(loss) before income taxes             72,488           (3,596)         (8,691)            19,800                80,001

Income tax benefit/(expense)                   (28,270)          14,801          (1,387) (a)        (7,721) (f)          (19,188)
                                                                                  3,389  (f)
                                          -------------    -------------   -------------      -------------      ----------------

Net earnings/(loss)                           $ 44,218           11,205          (6,689)            12,079                60,813
                                          =============    =============   =============      =============      ================

Net earnings per share:

     Basic                                       $1.22                                                                     $1.68
                                          =============                                                          ================
     Diluted                                     $1.22                                                                     $1.68
                                          =============                                                          ================

Weighted average pro forma share outstanding:

     Basic                                      36,129                                                                    36,129
                                          =============                                                          ================
     Diluted                                    36,269                                                                    36,269
                                          =============                                                          ================

See accompanying notes to unaudited pro forma consolidated condensed financial statements.

                    LNR PROPERTY CORPORATION AND SUBSIDIARIES
    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL INFORMATION

(a) Represents adjustments to reflect the interests in ten properties which will be accounted for on the equity method that were consolidated in the AHG financial statements. This also includes the removal of one property which was part of AHG's historical financial statements which will not be acquired by the Company.

(b) Represents debt incurred in connection with the acquisition of AHG and the related interest expense.

(c) Represents the elimination of interest expense from AHG's former parent company on intercompany balances.

(d) Represents incremental costs associated with establishing certain administrative and support activities that were previously provided by AHG's former parent company.

(e) Represents the adjustment of the carrying value of AHG's assets and liabilities to fair market value on the acquisition date and the related income statement effect.

(f) Represents the estimated income tax effect of the pro forma adjustments at the Company's effective tax rate of 39.0%, before consideration of the tax credits.

(g)      Represents the Company's 50% interest in the earnings of Lennar Land
         Partners.

(h) Represents the elimination of costs related to the Spin-off and addition of incremental administrative costs associated with operating as a stand-alone public company.

(i) Represents the reduction in interest expense due to the use of proceeds from funds advanced by Lennar in connection with the Spin-off to repay debt.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                      /S/ SHELLY RUBIN
                                      ----------------------------------------
                                      Name:  Shelly Rubin
                                      Title: Chief Financial Officer
                                             (Principal Financial Officer)

                                      Date:  July 14, 1998